UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      October 14, 2004

Simon Property Group, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-11491	34-1755769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

National City Center

115 W. Washington St., Suite 15 East

Indianapolis, IN  46204

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code      (317) 636-1600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Simon Property Group, L.P. (the “Company”) hereby amends its Current Report on Form 8-K dated filed with the Securities and Exchange Commission on October 20, 2004 (the “Current Report”) to amend Item 9.01 to include required financial statements and pro forma financial information.  At the time of filing of the Current Report disclosing the acquisition of Chelsea Property Group, Inc. (“Chelsea”) by the Company, the Company indicated that it would file the necessary financial information not later than 71 days after the date on which the Current Report was required to be filed.  Item 9.01 of the Current Report is herby amended and restated as follows:

Item 9.01                                             Financial Statements and Exhibits

(a)                                  Financial Statements of Business Acquired

The following financial statements of Chelsea and accompanying explanatory notes are incorporated herein by reference:

(i)                                   Report of Independent Auditors, incorporated herein by reference to Chelsea’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

(ii)                                Audited consolidated balance sheets as of December 31, 2003 and 2002, incorporated herein by reference to Chelsea’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

(iii)                             Audited consolidated statements of income and audited consolidated statements of cash flows for the years ending December 31, 2003, 2002 and 2001, incorporated herein by reference to Chelsea’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

(iv)                            Unaudited consolidated balance sheet as of June 30, 2004, incorporated herein by reference to Chelsea’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004; and

(v)                               Unaudited consolidated statement of income and unaudited consolidated statement of cash flows for the six month period ending June 30, 2004, incorporated herein by reference to Chelsea’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004.

(b)                                 Pro Forma financial information

The following pro forma financial information is being filed with this Current Report:

(i)                                     Unaudited pro forma condensed combined balance sheet as of June 30, 2004;

(ii)                                Unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2004; and

(iii)                             Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2003.

(c)                                  Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit 3.1	Amended and Restated Supplement, dated October 14, 2004, to the Seventh Amended and Restated Limited Partnership Agreement, dated August 27, 1999, of Simon Property Group, L.P.,

Exhibit 99.1	Consent of Ernst & Young LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2004

SIMON PROPERTY GROUP, L.P.

	By:	Simon Property Group, Inc., General Partner

	By:	/s/ Stephen E. Sterrett
		Name:	Stephen E. Sterrett
		Title:	Executive Vice President and Chief
Financial Officer

Unaudited Pro Forma Condensed Combined

Balance Sheets

As of June 30, 2004

(Dollars in thousands)

	(A) Historical Simon	(A) Historical Chelsea	(B) Pro forma Adjustments	Consolidation Simon/Chelsea Joint ventures and Other		Pro Forma Combined
ASSETS:
Investment properties, at cost	$15,853,864	$2,100,179	$2,230,998	$309,867	(C)	$20,494,908
Less - accumulated depreciation	2,831,562	364,074	(364,074)	—	(C)	2,831,562
	13,022,302	1,736,105	2,595,072	309,867		17,663,346
Cash and cash equivalents	515,463	18,046	(5,500)	9,561	(C)	537,570
Tenant receivables and accrued revenue, net	283,800	30,912	(27,482)	3,612	(C)	290,842
Investment in unconsolidated entities, at equity	1,641,205	130,058	478,942	(306,772	)(C)	1,943,433
Deferred costs, other assets, and minority interest, net	651,502	81,384	86,021	93	(C)	819,000
Total assets	$16,114,272	$1,996,505	$3,127,053	$16,361		$21,254,191

LIABILITIES:
Mortgages and other indebtedness	$11,051,380	$1,202,951	$1,921,591	$—		$14,175,922
Accounts payable, accrued expenses, and deferred revenues	672,732	67,546	—	16,361	(C)	756,639
Cash distributions and losses in partnerships and joint ventures, at equity	24,532	—	—	—		24,532
Other liabilities, minority interest and accrued dividends	239,961	53,138	44,000	—		337,099
Total liabilities	11,988,605	1,323,635	1,965,591	16,361		15,294,192

PARTNERS’ EQUITY:

Preferred partner units	623,991	102,046	837,794	—		1,563,831

Limited Partners’ units	790,964	79,689	158,002	(29,245	)(D)	999,410

General partners’ units	2,828,756	491,135	165,666	29,245	(D)	3,514,802

Note receivable from Simon Property (interest at 7.8%, due 2009)	(89,987)	—	—	—		(89,987)

All remaining partners’ equity	(28,057)	—	—	—		(28,057)
Total partners’ equity	4,125,667	672,870	1,161,462	—		5,959,999
	$16,114,272	$1,996,505	$3,127,053	$16,361		$21,254,191

Unaudited Pro Forma Condensed Combined

Statement of Operations

For the Six Months ended June 30, 2004

(Dollars in thousands except share amounts)

	(a) Historical Simon	(a) Historical Chelsea	(b) Consolidation Simon/Chelsea Joint ventures	Pro forma Adjustments		Pro Forma Combined

REVENUE:
Minimum and overage rent	$728,960	$143,050	$8,862	$5,500	(c)	$886,372
Tenant reimbursements	348,625	42,470	2,703	—		393,798
Management fees, and other revenues and income	101,338	4,343	1,151	—		106,832
Total revenue	1,178,923	189,863	12,716	5,500		1,387,002

EXPENSES:
Property operating	363,556	50,839	2,943	—		417,338
Depreciation and amortization	281,173	35,754	2,165	38,833	(d)	357,925
Home and regional office costs and general and administrative	49,255	7,721	—	—		56,976
Other	16,639	3,083	111	—		19,833
Total operating expenses	710,623	97,397	5,219	38,833		852,072

OPERATING INCOME	468,300	92,466	7,497	(33,333)		534,930

Interest expense	310,330	37,937	—	9,543	(e)	357,810
Income before minority interest	157,970	54,529	7,497	(42,876)		177,120

Minority interest	(4,681)	—	—	—		(4,681)
Loss on sales of assets and other, net	(1,881)	—	—	—		(1,881)
Income tax expense of taxable REIT subsidiaries	(8,642)	—	—	—		(8,642)
Income before unconsolidated entities	142,766	54,529	7,497	(42,876)		161,916
Loss from technology joint venture	—	—	—	—		—
Income from unconsolidated entities	36,908	10,347	(7,497)	(5,070	)(f)	34,688
Income from continuing operations	179,674	64,876	—	(47,946)		196,604

Results of operations from discontinued operations	(770)	—	—	770	(g)	—
Gain on disposal or sale of discontinued operations, net	288	—	—	(288	)(g)	—
NET INCOME BEFORE ALLOCATION TO LIMITED PARTNERS	179,192	64,876	—	(47,464)		196,604
Preferred unit requirement	(25,475)	(4,592)	—	(24,076	)(h),(i)	(54,143)
NET INCOME AVAILABLE TO UNITHOLDERS	$153,717	$60,284	$—	$(71,540)		$142,461

NET INCOME AVAILABLE TO UNITHOLDERS ATTRIBUTABLE TO:
General Partner	$118,956	$51,744				$109,904 (j)
Limited Partners	34,761	8,540				32,557 (j)
Net income	$153,717	$60,284				$142,461

BASIC EARNINGS PER UNIT:
Net income available to unitholders	$0.59	$1.18				$0.51
Weighted average units outstanding	261,326,220	51,203,000				278,941,927

DILUTED EARNING PER UNIT:
Net income available to unitholders	$0.59	$1.18				$0.51
Weighted average units outstanding	262,213,962	51,203,000				279,829,669

See accompanying notes to unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined

Statement of Operations

For the year ended December 31, 2003

(Dollars in thousands except share amounts)

	(a) Historical Simon	(a) Historical Chelsea	(b) Consolidation Simon/Chelsea Joint ventures	Pro forma Adjustments		Pro Forma Combined

REVENUE:
Minimum and overage rent	$1,407,004	$277,028	$5,817	$11,000	(c)	$1,700,849
Tenant reimbursements	667,051	86,499	2,111	—		755,661
Management fees, and other revenues and income	220,223	8,738	(62)	—		228,899
Total revenue	2,294,278	372,265	7,866	11,000		2,685,409

EXPENSES:
Property operating	698,819	102,951	2,290	—		804,060
Depreciation and amortization	492,229	70,830	1,440	78,370	(d)	642,869
Home and regional office costs and general and administrative	95,187	12,396	—	—		107,583
Costs related to withdrawn tender offer	10,581	—	—	—		10,581
Other	27,250	4,984	99	—		32,333
Total operating expenses	1,324,066	191,161	3,829	78,370		1,597,426

OPERATING INCOME	970,212	181,104	4,037	(67,370)		1,087,983

Interest expense	602,652	69,779	—	19,634	(e)	692,065
Income before minority interest	367,560	111,325	4,037	(87,004)		395,918

Minority interest	(7,277)	—	—	—		(7,277)
Loss on sales of assets and other, net	(5,146)	—	—	—		(5,146)
Income tax expense of taxable REIT subsidiaries	(7,597)	—	—	—		(7,597)
Income before unconsolidated entities	347,540	111,325	4,037	(87,004)		375,898
Loss from technology joint venture	—	(2,518)	—	—		(2,518)
Income from unconsolidated entities	101,093	11,006	(4,037)	(10,141	)(f)	97,921
Income from continuing operations	448,633	119,813	—	(97,145)		471,301

Results of operations from discontinued operations	8,687	(980)	—	(7,707	)(g)	—
Gain on disposal or sale of discontinued operations, net	22,394	5,625	—	(28,019	)(g)	—
NET INCOME BEFORE ALLOCATION TO LIMITED PARTNERS	479,714	124,458	—	(132,871)		471,301
Preferred unit requirement	(67,182)	(9,184)	—	(48,151	)(h),(i)	(124,517)
NET INCOME AVAILABLE TO UNITHOLDERS	$412,532	$115,274	$—	$(181,022)		$346,784

NET INCOME AVAILABLE TO UNITHOLDERS ATTRIBUTABLE TO:
General Partner	$311,238	$98,192				$261,208 (j)
Limited Partners	101,294	17,082				85,576 (j)
Net income	$412,532	$115,274				$346,784

BASIC EARNINGS PER COMMON SHARE:
Net income available to unitholders	$1.66	$2.30				$1.30
Weighted average common shares outstanding	248,926,276	50,055,000				266,541,983

DILUTED EARNING PER COMMON SHARE:
Net income available to unitholders	$1.65	$2.30				$1.30
Weighted average common shares outstanding	249,749,808	50,055,000				267,365,515

See accompanying notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information sets forth: (i) the historical financial information as of June 30, 2004 and for the six months then ended, as derived from the unaudited financial statements of the Simon Operating Partnership (a majority owned subsidiary of Simon Property Group, Inc.) and Chelsea Inc. and Subsidiaries (Chelsea), and the historical financial information for the year ended December 31, 2003, as derived from the audited financial statements of the Simon Operating Partnership and Chelsea, and (ii) pro forma adjustments assuming the acquisition of Chelsea and the limited partnership interest in the Chelsea Operating Partnership, pursuant to which Chelsea  became an  indirect wholly owned subsidiary of Simon Operating Partnership, occurred on June 30, 2004 for purposes of the unaudited pro forma condensed combined balance sheet and on  January 1, 2003 and carried forward for purposes of the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma combined financial information should be read in conjunction with the notes thereto and with the historical consolidated financial statements of The Simon Operating Partnership and Chelsea, including the respective notes thereto, which are incorporated by reference in this Form 8-K. These unaudited pro forma financial statements are presented for informational purposes only and are not necessarily indicative of the combined financial position or results of operations which would have been realized had the acquisition  been effective as of or for the periods presented or the combined financial position or results of operations of the combined company in the future.

The combined financial information as of and for the periods presented may have been different had the companies actually been combined as of or during those periods. The unaudited pro forma adjustments are based on available information and upon assumptions that we believe are reasonable.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

On October 14, 2004 Simon Property Group, Inc. (Simon) acquired through acquisition subsidiaries of Simon Operating Partnership all of the outstanding common stock of Chelsea and the limited partnership interest in the Chelsea Operating Partnership. Accordingly, Chelsea became a wholly owned subsidiary of the Simon Operating Partnership. The acquisition will be accounted for as a purchase business combination. The fair market value of the consideration given by Simon will be used as the valuation basis for the acquisition. The consolidated assets and liabilities of Chelsea will be revalued by Simon to their respective fair market values at the effective date of the acquisition. The unaudited pro forma adjustments are based on available information and upon preliminary assumptions that Simon believes are reasonable. The purchase accounting allocations made by Simon’s management in connection with the unaudited pro forma condensed combined financial information are based upon preliminary assumptions and estimates of Simon’s management, and are subject to reallocation when the final purchase accounting takes place.  The unaudited pro forma condensed combined financial information assumes that the acquisition was completed on June 30, 2004 for the purposes of the unaudited pro forma condensed combined balance sheet and as of January 1, 2003 and carried forward for purposes of the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2004 and the year ended December 31, 2003.

The unaudited pro forma condensed combined financial statements are not necessarily indicative of the actual financial position as of June 30, 2004 or what the actual results of operations of The Simon Operating Partnership would have been assuming the acquisition was completed at the dates indicated, nor are they indicative of the results of operations of future periods.

These pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and notes thereto of The Simon Operating Partnership and Chelsea incorporated by reference in this Form 8-K.  In Simon’s opinion, all pro forma adjustments necessary to reflect the acquisition have been made.

2. Adjustments to the Pro Forma Condensed Combined Balance Sheet

(A)                              Reflects The Simon Operating Partnership’s and Chelsea’s unaudited historical consolidated condensed balance sheet information as of June 30, 2004.

(B)                                The holders of Chelsea common stock were paid approximately  $66.00 for each share of Chelsea common stock. The holders of common units of the Chelsea Operating Partnership were paid approximately $66.00 for each common unit of the Chelsea Operating Partnership.

The $66.00 consideration paid to the holders of Chelsea common stock included $36.00 in cash, $15.00 of value in Simon common stock (based on the average price per share of Simon common stock of $51.09 (which represents the base price)) and $15.00 of value in Simon 6% Convertible Preferred Stock (based on a $50.00 per share liquidation preference). The Simon Operating Partnership issued to Simon a like number of common units and preferred units with terms similar to the common shares and 6% Convertible Preferred Stock obtained from Simon.  The Simon common stock component is based upon a fixed exchange ratio of 0.2936 of a share of Simon common stock per share of Chelsea common stock and is subject to a 15% symmetrical collar ($43.43/$58.75) based upon the average price of Simon common stock for ten randomly selected days out of 30 trading days ending on the fifth business day prior to the closing of the acquisition.  Simon’s common stock price fell within the symmetrical collar and thus no adjustment to the Simon common stock exchange ratio was required.

The $66.00 consideration paid to the holders of common units in the Chelsea Operating Partnership included approximately $33.00 of value in common partnership interests in the Simon Operating Partnership interests and $33.00 of value in preferred partnership interests in the Simon Operating Partnership preferred partnership interests based on a $50.00 per share liquidation preference. The common partnership interest component was based upon a fixed exchange ratio of 0.6459 using the base price of $51.09 and is subject to the same collar provisions as the common stockholders described above; except any required adjustment would have resulted in an increase/decrease in the number of common partnership interests in the Simon Operating Partnership to be issued. Since Simon’s common stock price fell within the symmetrical collar, no adjustment to the number of common partnership interests in the Simon Operating Partnership was required.

As of June 30, 2004, there were 44,153,452 shares of Chelsea common stock, 7,202,746 limited partnership units in the Chelsea Operating Partnership and options to acquire 3,102,436 shares of Chelsea common stock outstanding.

The total purchase price, purchase price allocation and financing of the acquisition is summarized as follows:

	Amount	Notes
	(in thousands)

Cash	$1,721,134	(B-1)
General partnership interest issued in exchange for Simon common stock issued for Chelsea common stock (12,963,454 units issued)	662,301	(B-2)
Preferred partnership interest issued in exchange for the Simon 6% Convertible Preferred Stock issued for Chelsea common stock (13,246,036 preferred units to be issued)	662,302	(B-3)
Limited partnership interests issued in exchange for the limited partnership interest in the Chelsea Operating Partnership (4,652,254 units issued)	237,691	(B-4)
Preferred partnership interests issued in exchange for the limited partnership interest in the Chelsea Operating Partnership (4,753,812 unitsissued)	237,691	(B-5)

Shares and partnership interests acquired, net (53,350,283 times $66.00)	3,521,119
Book value of mortgages and other indebtedness assumed	1,202,951	(B-6)
Fair value of Chelsea Series A Preferred Stock	39,847	(B-7)
Fair value of Series B Cumulative Redeemable Preferred Units of the Chelsea Operating Partnership to be redeemed	65,000	(B-8)
Costs of Mergers and annuities	63,000	(B-9)
Accounts payable and other liabilities assumed	120,684	(B-10)
Reduction in historical Chelsea cash for special bonus payments pre-merger	(5,500)	(B-11)
Other intangible liability for fair value of below market in-place leases	44,000	(B-12)
Fair value adjustment of debt premium/discount, net	72,457	(B-13)

Total assets per allocation of purchase price	$5,123,558

Simon has allocated the purchase price to the estimated fair value of the net assets acquired and liabilities assumed as follows:

	Allocation of Purchase Price	Less Chelsea Historical	Pro Forma Adjustments	Notes
	(in thousands)

ASSETS:
Investment properties, net	$4,331,177	$1,736,105	$2,595,072
Cash and cash equivalents	12,546	18,046	(5,500)	(B-11)
Tenant receivables and accrued revenue, net	3,430	30,912	(27,482)	(B-14)
Investment in unconsolidated entities, at equity	609,000	130,058	478,942	(B-15)
Deferred costs, other assets and minority interest, net	167,405	81,384	86,021	(B-16)
Total assets	$5,123,558	$1,996,505	$3,127,053

LIABILITIES:
Mortgages and other indebtedness	$3,124,542	$1,202,951	$1,921,591	(B-17)
Accounts payable, accrued expenses, and deferred revenues	67,546	67,546	—
Other liabilities	97,138	53,138	44,000	(B-12)
Total liabilities	3,289,226	1,323,635	1,965,591
PARTNERS’ EQUITY:
Preferred partner units	939,840	102,046	837,794	(B-19)
Limited partners’ units	237,691	79,689	158,002	(B-18)

General partner’s units	656,801	491135	165,666	(B-20)
Total partners’ equity	1,834,332	672,870	1,161,462

Total liabilities and partners’ equity	$5,123,558	$1,996,505	$3,127,053

The amounts shown above were determined as follows:

(B-1)                      In connection with the acquisition, Simon paid $36.00 in cash per common share of Chelsea stock outstanding. As of June 30, 2004, there were 44,153,452 shares of Chelsea common stock outstanding. The pro forma financial information presented herein assumes that all the option holders elect to convert the options to purchase 3,102,436 shares of Chelsea common stock into cash which resulted in a lump sum payment of $131.6 million. The lump sum payment represents the difference in the acquisition price per share and the option exercise price.

(B-2)                      In connection with the acquisition, Simon issued 0.2936 of a share of Simon common stock for each outstanding share of Chelsea common stock. This resulted in the issuance of 12,963,454 shares (44,153,452 shares x 0.2936) of Simon common stock at an aggregate value of approximately $662.3 million based on the base price of $51.09.   Simon received from the Simon Operating Partnership an equivalent number of common partnership units in exchange for the common stock issued by Simon.

(B-3)                      In connection with acquisition, Simon also issued 0.3000 of a share of Simon 6% Convertible Preferred Stock for each outstanding share of Chelsea common stock. This resulted in the issuance of 13,246,036 shares (44,153,452 shares x 0.3000) at an aggregate value of approximately $662.3 million based on the per share liquidation value of $50.00 per share of Simon 6% Convertible Preferred Stock.  Simon received from the Simon Operating Partnership an equivalent number of 6% Convertible Perpetual Preferred units in exchange for 6% Convertible Preferred Stock issued by Simon. The preferred units have terms substantially the same as the related preferred stock.

(B-4)                      In connection with the acquisition, the Simon Operating Partnership issued 0.6459 of a limited partnership interest in the Simon Operating Partnership for each limited partnership interest in the Chelsea Operating Partnership. As of June 30, 2004, there were 7,202,746 limited common units in the Chelsea Operating Partnership outstanding. This resulted in the issuance of 4,652,254 limited partnership interests (7,202,746 common units x 0.6459) in the Simon Operating Partnership at an aggregate value of approximately $237.7 million based on the value of a Simon Operating Partnership common partnership interest of $51.09.

(B-5)                      In connection with the acquisition, the Simon Operating Partnership issued 0.6600 of a preferred partnership interest in the Simon Operating Partnership for each limited partnership interest in the Chelsea Operating Partnership. This resulted in the issuance of 4,753,812 preferred partnership interests at a 6% return (7,202,746 common units x 0.6600) in the Simon Operating Partnership at an aggregate value of approximately $237.7 million based on the liquidation value of a preferred partnership interest of $50.00.

(B-6)                      Reflects the assumption of the historical unsecured bank debt, unsecured notes and mortgages of Chelsea of $1,203.0 million.

(B-7)                      Each share of Chelsea Series A Preferred Stock will be converted into the right to receive one share of Simon 8 3/8 % Preferred Stock, which will have substantially the same terms and rights as the Chelsea Series A Preferred Stock. As of June 30, 2004, there were 796,948 shares of Chelsea Series A Preferred Stock outstanding with a liquidation preference of $39.8 million or $50.00 per share. The Chelsea Series A Preferred Stock has no stated maturity and is not convertible into any other securities of Chelsea. The Chelsea Series A Preferred Stock is redeemable on or after October 15, 2027.  Simon received from the Simon Operating Partnership an equivalent number of 8 3/8% Convertible Perpetual Preferred units with substantially the same terms in exchange for 8 3/8% Convertible Preferred Stock issued by Simon.

(B-8)                      As of June 30, 2004, there were 1.3 million 9% Series B Cumulative Redeemable Preferred Units of the Chelsea Operating Partnership, at a stated value of $50.00 per unit, outstanding which may be called at par on or after September 2004. The Chelsea Operating Partnership shall redeem all of its outstanding Series B Cumulative Redeemable Preferred Units at a liquidation value of $65.0 million prior to consummation of the acquisition.  .

(B-9)                      The costs of the acquisition reflect the following, including Chelsea’s costs of $17.5 million:

(in thousands)

Advisory fees	$24,000
Legal, accounting and other	14,000
Non-compete funding	23,000
Transfer taxes	2,000

Total merger costs	$63,000

(B-10)                Represents the historical accounts payable and other liabilities of Chelsea as of June 30, 2004.

(B-11)                Reflects an adjustment to Chelsea’s historical cash and charge to equity for the $5.0 million special bonus payment to be paid to David C. Bloom and the $500,000 special bonus to be paid to William D. Bloom prior to closing of acquisition.  These payments have not been reflected in the pro forma statements of operations.

(B-12)                This amount reflects the pro forma adjustment for below-market lease values related to the acquired Chelsea properties. The pro forma amount is based on the present value (using an interest rate that reflects the risks associated with the property acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) Simon’s estimates of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized below-market lease values are amortized as an increase to minimum rent over the remaining non-cancelable average terms of the respective leases of approximately four years.

(B-13)                The fixed interest rates on the mortgage debt and unsecured notes of Chelsea that the Simon Operating Partnership assumed upon completion of the acquisition are at above-market rates. The Simon Operating Partnership will record a debt premium of $72.5 million to account for the difference between the fixed interest rates and the market interest rates calculated based upon Simon’s estimate of market interest rates and recently completed debt transactions. Simon determined that the market interest rates for Chelsea’s mortgage debt were between 3.33% and 4.32% compared with existing fixed rates between 5.1% and 7.67% and that the market interest rates for the Chelsea’s unsecured notes were between 3.00% and 5.31% compared with existing rates of 3.5% to 8.625%.

(B-14)                Pro forma adjustment to reflect the elimination of Chelsea’s historical straight-line rent receivable.

(B-15)                Pro forma adjustment required to adjust Chelsea’s ownership interest in eight joint venture properties to fair value.

(B-16)                Increase in deferred costs can be attributed to the following:

(in thousands)

Non-compete intangible:
David C. Bloom, Chelsea CEO(1)	$15,000
Thomas J. Davis, Chelsea President(1)	8,000
Intangible lease costs(2)	69,000
Write off historical deferred financing costs	(5,979)
Total pro forma deferred cost adjustment	$86,021

(1)                                  In partial consideration for the non-competition covenant of David C. Bloom and Thomas J. Davis, Chelsea plans to purchase at the closing of the acquisition a $15.0 million annuity for David C. Bloom, with amounts payable in annual installments ratably over a period of 10 years beginning in 2007 and an annuity for Thomas J. Davis which will provide for payments to him of $1.0 million per year for eight years, also beginning in 2007. Mr. Davis’s annuity is identical in all other respects to Mr. Bloom’s annuity. Both annuities will be owned by Chelsea, with Mr. Bloom or Mr. Davis as the primary beneficiary, as applicable, and Chelsea as the contingent beneficiary. If Mr. Bloom or Mr. Davis is terminated by Chelsea without cause or resigns for good reason or upon expiration of the term on December 31, 2006, the executive shall be entitled to receive the payments under the annuity beginning in 2007. If Mr. Bloom’s or Mr. Davis’s employment is terminated by Chelsea for cause, by the executive without good reason or due to death or disability (under certain circumstances) prior to December 31, 2006, the executive shall forfeit his rights to any annuity payments, and Chelsea shall become entitled to payments under the annuity. In addition, if after payments begin under the annuity the executive violates his non-competition covenant, Chelsea shall have the right to cause the executive to forfeit any remaining annuity payments. The annuity payments to Mr. Bloom and Mr. Davis will be amortized to expense over 10 and eight years, respectively, the periods of the non-compete agreements, which are scheduled to begin in 2007.

(2)                                  Represents the portion of the purchase price allocated to intangible lease costs related to acquired in place leases.

(B-17)                The addition to mortgages and other indebtedness includes the following:

(in thousands)

Borrowing required to fund the acquisition consists of:
Cash to fund cash portion of the consideration at $36.00 per share	$1,721,134
Cash to fund acquisition costs of and to purchase required annuities	63,000
Cash to redeem Series B Cumulative Redeemable Preferred Units of the Chelsea Operating Partnership	65,000
Total borrowing	1,849,134
Fair value adjustment of The Chelsea Operating Partnership existing debt	72,457
Total	$1,921,591

(B-18)                The addition to limited partners’ units reflects the issuance of 4,652,254 common units at the per unit base price of $51.09 for a value of $237.7 million.

(B-19)                The addition to preferred partner units reflects the issuance of 13,246,036 6% Convertible preferred units valued at $662.3 million; 4,753,812 preferred partner units at a liquidation preference of $50.00 per share for a value of $237.7 million; and the incremental amount of $1.1 million to bring the existing Chelsea Series A Preferred Units up to their fair value of $39.8 million.  The pro forma amount also reflects the redemption by Chelsea of their  existing Series B Cumulative Redeemable Preferred Units at liquidation value of $65.0 million  with debt proceeds.

(B-20)                The pro forma amount reflects the issuance of 12,963,454 of common units to the general partner valued at $662.3 million adjusted to reflect the special bonus to be paid by Chelsea of $ 5.5 million and to eliminate Chelsea’s historical common equity amounts.

(C)                                The pro forma adjustment reflects consolidation of Simon/Chelsea Las Vegas Development, LLC and Simon/Chelsea Chicago Development, LLC. The Simon Operating Partnership and Chelsea have historically accounted for their joint venture interests in these entities under the equity method of accounting.  The Simon Operating Partnership now owns 100% of both and will consolidate these entities for financial reporting purposes. The Simon Operating Partnership will retain its historical carryover basis in 50% of the consolidated assets and liabilities of Simon/Chelsea Las Vegas Development, LLC and Simon/Chelsea Chicago Development, LLC. The 50% portion that The Simon Operating Partnership acquired in connection with the acquisition will be adjusted to fair value.

(D)                               The pro forma adjustment to reflect the limited partner’s partnership interests in the Simon Operating Partnership as follows:

(in thousands except percentages)
Pro forma partner’s equity	$5,959,999
Less preferred partner’s interest, note receivable from Simon Property, and other	(1,445,787)
Pro forma common partner’s equity	$4,514,212
Limited partner’s percentage	22.14%
Limited partner’s share	$999,410
Unadjusted balance	1,028,655
Pro forma limited partner’s share adjustment	$(29,245)

3. Adjustments to the Pro Forma Condensed Combined Statements of Income

In connection with the acquisition Chelsea paid special bonuses and transaction costs of $5.5 million and $17.5 million, respectively, which have not been included in the pro forma statements of operations.

(a)                                  Reflects The Simon Operating Partnership and Chelsea’s historical results of operations for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited).

(b)                                 Reflects adjustments to consolidate Simon/Chelsea Las Vegas Development, LLC and Simon/Chelsea Chicago Development, LLC. The Simon Operating Partnership and Chelsea have historically accounted for these two entities under the equity method of accounting.  The Simon Operating Partnership now owns 100% of these entities.

(c)                                  Reflects the adjustments to minimum rents for the amortization of below-market leases. The balance of $44.0 million amortized over the remaining non-cancelable term is $11.0 million for the year ended December 31, 2003 and $5.5 million for the six months ended June 30, 2004.

(d)                                 Reflects adjustments to depreciation and amortization expense. Buildings and improvements (including tenant allowances) are depreciated over 35 years or the lease life, respectively. Intangible lease costs are amortized over approximately four years, which represents the average estimated remaining life of the leases.

	Six Months Ended June 30, 2004	Year Ended December 31, 2003
	(in thousands)

Depreciation Expense
Building and Improvements	$66,387	$130,900
Intangible lease costs	8,200	18,300
Less: Chelsea historical depreciation expense	(35,754)	(70,830)
Pro forma adjustment	$38,833	$78,370

(e)                                  Reflects the adjustments to interest expense resulting from approximately $1.85 billion of debt incurred to finance a portion of the purchase price.

	Six Months Ended June 30, 2004	Year Ended December 31, 2003
	(in thousands)

Interest Expense
Bridge loan to fund acquisition(1)	$18,492	$36,983
Amortization of debt premium(2)	(7,909)	(15,817)
Eliminate historical amortization of deferred financing costs and debt premium/discount	(1,040)	(1,532)
Total	$9,543	$19,634

(1)                                  The Simon Operating Partnership has secured a 24 month unsecured loan to help finance the acquisition at LIBOR plus 55 basis points. Interest expense in the accompanying pro forma statements has been estimated based on L IBOR plus 65 basis points which includes a conservative estimate of fees to be paid over the term of the loan. LIBOR at June 30, 2004 was 1.35%.

(2)                                  Based on debt premium of $78.8 million ($72.5 million pro forma adjustment plus $6.3 million of existing premium) amortized over the remaining average debt term of approximately 5.3 years.

(f)                                    Reflects the amortization of the excess investment in joint ventures over 35 years.

(g)                                 To adjust pro formas to reflect income from continuing operations by eliminating historical amounts from discontinued operations for The Simon Operating Partnership and Chelsea.

(h)                                 Reflects the preferred distributions to the unit holders for the newly issued preferred partnership interests of the Simon Operating Partnership of $14.3 million less the historical distributions on the Series B Cumulative Redeemable Preferred Units of the Chelsea Operating Partnership redeemed prior to consummation of the acquisition of $5.9 million for the year ended December 31, 2003. The amounts for the six-month period ended June 30, 2004 were $7.1 million and $2.9 million, respectively.

(i)                                     Reflects the preferred dividends on the Simon Operating Partnership 6% Convertible Preferred Units issued in connection with the acquisition.

(j)                                     To reflect the allocation of the Limited Partner’s interest in the net income of the Operating Partnership, after consideration of the preferred unit distributions.  The Limited Partner weighted average pro forma ownership interest in the Operating Partnership for the six months ended June 30, 2004 and for the year ended December 31, 2003, were 22.85% and 24.68%, respectively.

EXHIBIT INDEX

Exhibit Number	Description

3.1*	Amended and Restated Supplement, dated October 14, 2004, to the Seventh Amended and Restated Limited Partnership Agreement, dated August 27, 1999, of Simon Property Group, L.P.

99.1	Consent of Ernst & Young LLP

* Previously filed as an exhibit to the Current Report on Form 8-K filed by Simon Property Group, L.P. on October 20, 2004.